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                                                                    Exhibit 23.2


The Partners
CapRock Fiber Network, Ltd.


We consent to the use of our report related to CapRock Fiber Network, Ltd. included herein and to the reference to our firm under the headings "Summary Selected Historical Financial Data of the Partnership," "Selected Historical Financial Data of the Partnership" and "Experts" in the joint proxy statement/prospectus.


                                             KPMG PEAT MARWICK LLP



Dallas, Texas
July 16, 1998